Exhibit 4.3

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [DATE] among (i) [AUTHORIZED PARTICIPANT], a [company] organized under the laws of [JURISDICTION OF AP] (the “Authorized Participant”), and (ii) Grayscale Investments LLC, in its capacity as sponsor of the Trust (as defined below) (in such capacity, the “Sponsor”), subject to acceptance by (iii) The Bank of New York Mellon, a New York Banking corporation acting in its capacity as administrator (in such capacity, the “Administrator”) of the Bitcoin Investment Trust (the “Trust”), created under Delaware law pursuant to a Trust Agreement between the [Trustee] and the Sponsor, as defined herein, dated September 13, 2013, as it may be amended from time to time (the “Trust Agreement”).

R E C I T A L S

A. Pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem equity securities representing an interest in the assets of the Trust (“Shares”), in each case only in aggregate amounts of [100] Shares (such aggregate amount, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and entered into an effective Authorized Participant Agreement with the Trust.

B. [AUTHORIZED PARTICIPANT] has requested to become an “Authorized Participant” with respect to the Trust (as such term is defined in the Trust Agreement), and the Sponsor and the Administrator have agreed to such request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of Shares of the Trust in compliance with procedures provided in the Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), using either (i) the form attached thereto as Annex I (a “Purchase Order”, in the case of an order to purchase one or more Baskets of Shares issued by the Trust and a “Redemption Order”, in case of an order to redeem one or more Baskets of Shares issued by the Trust) or (ii) through the Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached thereto as Annex II. All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Procedures.

Section 2. Incorporation of Standard Terms. The Standard Terms for Authorized Participant Agreements (the “Standard Terms”) attached hereto as Schedule 2 are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of the Trust Agreement shall control. In case of inconsistency between the provisions incorporated by reference into this Agreement pursuant to Section 2 above and any other provision of this Agreement, the latter will control.

Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule 3-A is a certificate listing the Authorized Representatives of the Authorized Participant.

Section 5. Additional Covenants. The Authorized Participant covenants and agrees:

(a)	The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Authorized Participant will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(b)	Should the Authorized Participant be transacting in-kind, the Authorized Participant hereby represents, covenants and warrants that it maintains a Bitcoin wallet from a Bitcoin wallet software provider or with a third party provider of Bitcoin wallets. If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Sponsor of such event.

(c)	The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a Money Services Business by the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury responsible for the federal regulation of virtual currency market participants. The Authorized Participant agrees to consult its own counsel in connection with entering into this Agreement and transacting in bitcoins.

(d)	To the full extent applicable, the Authorized Participant is in compliance with the money laundering and related provisions of the Currency and Foreign Transactions Reporting Act of 1970 (also known as the “Bank Secrecy Act”), the United States Money Laundering Control Act of 1986, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated under each (all such laws and regulations collectively, “AML Laws”).

(e)	Neither the Authorized Participant nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Authorized Participant’s knowledge, agents, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (currently the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

The Authorized Participant shall act in a manner consistent with all applicable AML Laws, the United States Foreign Corrupt Practices Act of 1977 as amended, the UK Bribery Act 2010, and other anti-corruption laws (the “Anti-Corruption Laws”) and Sanctions. In furtherance of such efforts, the Authorized Participant shall not mention the Trust, or send any materials related to the Trust, to any prospective investor, or accept any contribution or payment in connection with an investment in the Trust by any prospective investor, unless the Authorized Participant has no knowledge or reason to believe that: (i) any of the bitcoins, cash or property that would be paid to the Authorized Participant in connection with an investment in the Trust, would be derived from, or related to, any activity that would violate, or cause the Authorized Participant, the Trust or the Sponsor to be in violation of, any United States law or any other applicable law, including AML Laws, Anti-Corruption Laws, Sanctions or otherwise; or (ii) any contribution or payment to the Authorized Participant in connection with an investment in the Trust by such prospective investor would cause the Authorized Participant, the Trust or the Sponsor to be in violation of AML Laws, Anti-Corruption Laws or Sanctions

(f)	The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

(g)	The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any broker or employee (in his or her capacity as such) by the Securities and Exchange Commission, FINRA or any other self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

Section 6. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex or facsimile (with a confirming copy by mail) addressed as follows:

(i) If to the Administrator:

The Bank of New York Mellon

2 Hanson Place – Floor 9th

Brooklyn, NY 11217

Attn: ETF Services, Brooklyn

Telephone: (718) 315-5013

Facsimile: (718) 315-4850

E-Mail: etf_api_group@bnymellon.com

(ii) If to the Sponsor:

Grayscale Investments LLC

636 Ave. of the Americas, 3rd Floor

New York, NY 10011

Attn: Terrence Dempsey

Telephone: (212) 668-6682

E-Mail: terrence@grayscale.co

(iii) If to the Liquidity Provider:

Genesis Global Trading, Inc.

636 Ave. of the Americas, 3rd Floor

New York, NY 10011

Attn: Trading

Telephone: 212-668-5921

E-mail: trading@genesistrading.com

(iii) If to the Authorized Participant:

[AUTHORIZED PARTICIPANT]

Attn:

[AP’S ADDRESS]

Telephone:

Facsimile:

Telex:

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 7. Bitcoin Transactions. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT BITCOIN TRANSFERS MAY BE IRREVERSIBLE.

(a) The Authorized Participant shall provide the Sponsor or its delegates with one or more Bitcoin wallet addresses that will be dedicated exclusively for Creation and Redemption transactions with the Trust. The Bitcoin wallet addresses that (i) are previously known to the Custodian (or the Sponsor or its delegates) and (ii) are currently active at the time of a Creation or Redemption transaction with the Trust are each an Authorized Participant self-administered account (the “Authorized Participant Self-Administered Account”). If the Authorized Participant becomes unable to continue to provide the Trust with at least one Authorized Participant Self-Administered Account, the Authorized Participant shall give immediate notice to the Sponsor of such event.

(b) Any Bitcoins to be transferred in connection with any Creation Order or Redemption Order shall be transferred between an Authorized Participant Self-Administered Account and the Bitcoin Account in accordance with the Procedures.

(c) Each of the Parties hereto acknowledges and agrees that (i) it has the computer hardware, software and technological knowhow required to transact in Bitcoins; (ii) it is responsible for confirming the accuracy of all Bitcoin wallet addresses it is provided and that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement; and (iii) it is responsible for and bears the risk of loss for all Bitcoins transferred to a Bitcoin wallet address.

(d) The Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust in connection with a Creation Orders and Redemption Orders.

Section 8. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Administrator or the Sponsor at any time on the event of a breach by the Authorized Participant of any provision of this Agreement (including, without limitation, the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by the Administrator and the Sponsor from time to time without the consent of the Authorized Participant or any Registered Owner or Limited Owner by the following procedure: the Administrator or the Sponsor will mail a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within fifteen (15) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms. Titles and section headings in this Agreement (and in the Standard Terms incorporated by Section 2 hereof and the Procedures) are included solely for convenient reference and are not a part of this Agreement.

Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

Section 10. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereunder without further action. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Administrator appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations of, and be entitled to all the rights and remedies of, the Administrator hereunder with respect to the Trust.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

GRAYSCALE INVESTMENTS LLC, in its capacity as Sponsor of the Bitcoin Investment Trust

By:
Name:
Title:
Date:

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
Date:

Accepted by: THE BANK OF NEW YORK MELLON, in its capacity as Administrator of the Bitcoin Investment Trust

By:
Name:
Title:
Date:

GENESIS GLOBAL TRADING, INC., in its capacity as Liquidity Provider

By:
Name:
Title:
Date:

SCHEDULE 1- CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS - SCHEDULE 1

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01 Definitions
Section 1.02 Interpretation

ARTICLE II CREATION PROCEDURES
Section 2.01 Creation of Shares in-kind
Section 2.02 Creation of Shares with cash

ARTICLE III REDEMPTION PROCEDURES
Section 3.01 In-Kind Redemption of Shares
Section 3.02 Cash Redemption of Shares

ANNEX I TO CREATION AND REDEMPTION PROCEDURES
Creation/Redemption Order Form

ANNEX II TO CREATION AND REDEMPTION PROCEDURES
Order Entry System Terms and Conditions

CREATION AND REDEMPTION PROCEDURES

Adopted by the Sponsor and Administrator (each as defined below) as of [    ].

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“Affiliate” shall have the meaning given to it by Rule 501(b) under the Securities Act.

“Actual Exchange Rate” means, for any Purchase Order or Redemption Order, [the highest (in the case of any Redemption Order) or lowest (in the case of any Purchase Order) price per bitcoin, net of any applicable transaction fees, that the Liquidity Provider is able timely to procure (using its commercially reasonable efforts) in respect of the purchase or sale, as the case may be, of bitcoins in an amount equal to the aggregate Basket Bitcoin Amount for the Baskets to which such Purchase Order or Redemption Order relates.

“AP Indemnified Party” shall have the meaning ascribed to such term in Sections [6.01.a] of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement among the Authorized Participant, the Administrator and the Sponsor authorizing the Authorized Participant to submit Purchase Orders and Redemption Orders and to which these Creation and Redemption Procedures are attached as Schedule 1 thereto, and the Standard Terms for Authorized Participant Agreements, attached as Schedule 2 thereto, shall have been incorporated by reference.

“Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant, the Sponsor and the Administrator, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Administrator for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in the recitals to the Authorized Participant Agreement.

“Basket Bitcoin Amount” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“Bitcoin Index Price” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“Bitcoin Account” shall have the meaning ascribed to it in Section [    ] of the Trust Agreement.

“Bitcoin Vault Account” shall have the meaning ascribed to it in Section [    ] of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“Cash Account” means [describe account of Administrator].

“Cash Order Date” shall mean, the date on which an Order is made whereby the Authorized Participant intends to pay for such ordered Baskets with U.S. dollars.

“Cash Collateral Amount” means, with respect to any Purchase Order, an amount in U.S. dollars equal to the product of (i) the number of Baskets to which such Purchase Order relates and (ii) 110% of the U.S. dollar value of the Basket Bitcoin Amount, determined using the Bitcoin Index Price as of 4:00 p.m. (New York time) on the Business Day the Purchase Order is received by the Administrator.

“Creation” means the process that begins when an Authorized Participant first indicates to the Administrator its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Administrator and specified in Annex I of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodian” shall have the meaning ascribed to it in Section [    ] of the Trust Agreement.

“Custody Agreement” or “Custody Agreements” shall have the meaning ascribed to it in Section [    ] of the Trust Agreement.

“Delivery” shall mean a delivery of bitcoins or Shares, as applicable, in each case effected according to the definition of “Delivery” in Section [    ] of the Trust Agreement.

“Depositor” shall mean any Authorized Participant that deposits bitcoins into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of those bitcoins.

“Deposit Property” means property which, in compliance with the provisions of the Trust Agreement, must be transferred by the Authorized Participant to the Trust in exchange for the Trust’s Shares.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“In-Kind Order Date” shall mean, the date on which an Order is made whereby the Authorized Participant intends to pay for such ordered Baskets with bitcoin.

“Limited Owner” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“Liquidity Provider” shall mean Genesis Global Trading, Inc.

“Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” shall have the meaning ascribed to the term in Section [    ] of the Trust Agreement.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Procedures” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Prospectus” or “Prospectuses” means the current prospectus of the Trust included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means Shares issued by the Trust pursuant to the provisions of the Trust Agreement.

“Sponsor” shall mean Grayscale Investments LLC, a Delaware limited liability company, in its capacity as the sponsor of the Trust under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Sponsor Indemnified Party” shall have the meaning ascribed to such term in Sections 6.01.b of the Standard Terms.

“Standard Terms” shall have the meaning ascribed to such term in Section 2 of the Authorized Participant Agreement.

“Transaction Fee” means a fee of $[500] to be paid by the Authorized Participant to the Administrator for each Purchase Order or Redemption Order. The fee may be changed by the Administrator with the prior written consent of the Sponsor.

“Trustee” shall mean The Delaware Trust Company in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall have the meaning ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“Trust Agreement” shall have the meanings ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, without limitation, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Creation of Shares In-Kind. The issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the rules of this Section 2.01 and those of Section 2.02:

a. Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Purchase Order with the Administrator no later than the Order Cutoff Time on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their In-Kind Order Date such next Business Day.

b. For purposes of Section 2.01a. above, a Purchase Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Administrator’s Creation and Redemption Line and has received an Order Number from the Administrator for insertion in the Purchase Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services [(https://inform.bnymellon.com)];

in either case informing the Administrator that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a properly completed, irrevocable Purchase Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

c. The Administrator shall provide a written summary to the Sponsor of all accepted Purchase Orders for such In-Kind Order Date no later than 5:30 p.m. (New York time).

d. As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the In-Kind Order Date for such Purchase Order, the Administrator shall send to the Authorized Participant, via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Administrator and indicating the Basket Bitcoin Amount that the Authorized Participant shall Deliver to the Custodian or the Administrator in respect of each Basket. Prior to the transmission of the Administrator’s acceptance as specified above, a Purchase Order for an in-kind creation will only represent the Authorized Participant’s unilateral offer to deposit Bitcoins in exchange for Baskets and will have no binding effect upon the Trust, the Administrator or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the creation and purchase of Baskets and the deposit of bitcoins pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Administrator shall send to the Authorized Participant, via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the In-Kind Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized Participant may submit a corrected Purchase Order within the time period specified in Section 1.09 of the Standard Terms, currently not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

e. Each Purchase Order shall settle on the first Business Day following the In-Kind Order Date. The Basket Bitcoin Amount corresponding to each Basket must be deposited in the Trust’s Bitcoin Account no later than [2:00 p.m.] on the first Business Day following the In-Kind Order Date. The Authorized Participant shall bear all risk of any loss until the bitcoins are credited to the Trust’s Bitcoin Account.

f. The Custodian shall advise the Administrator [in writing] of the deposits made to the Trust’s Bitcoin Account in connection with each Purchase Order. Upon receipt of such advice, the Administrator shall determine whether a deposit of bitcoins required to be made pursuant to Section 2.02e. has not been noted as deposited in the Trust’s Bitcoin Account. In such event, the Administrator shall, by the Administrator’s close of business on the first Business Day following the In-Kind Order Date, (i) send to the Custodian, via electronic mail message, a request that the Custodian confirm that the Custodian did not receive the anticipated deposit of bitcoins, and (ii) send to the Authorized Participant whose deposit was not received, via electronic mail message at the address specified by the Authorized Participant in the Purchase Order, a concurrent copy of such request.

g. On the first Business Day following the In-Kind Order Date corresponding to a Purchase Order, or on such earlier date and time as the Administrator in its absolute discretion may agree with the Authorized Participant, the Administrator shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by [10:00 a.m.] (New York time) on the date such issuance and Delivery is to take place:

(i) the Custodian shall have reported [in writing] to the Administrator that the corresponding required amount of bitcoins have been deposited in the Trust’s Bitcoin Account in compliance with the provisions of Section 2.02e. above,

(ii) the Custodian shall have reported [in writing] to the Administrator that the corresponding required amount of bitcoins has been allocated to the Trust’s Bitcoin Account and the Custodian is holding that bitcoins for the account of the Trust, and

(iii) the Authorized Participant shall have paid or agreed to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares.

h. In all other cases, the Administrator shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (i), (ii) and (iii) of Section 2.02g. above shall have been met. In the event that, by [2:00 p.m.] (New York time) on the first Business Day following the Order Date of a Purchase Order, the Trust’s Bitcoin Account shall not have been credited with the required amount of bitcoins in compliance with the provisions of section 2.02f. above, the Administrator shall send to the Authorized Participant and the Custodian via [fax or] electronic mail message notice of such fact and the [Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Administrator shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the cancelled Order.]

i. The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Administrator, the Custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

j. Except as provided in Sections 2.02e., 2.02g., 2.02i. and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Basket Bitcoin Amount, and shall not incur any liability for the failure to give any such notification.

k. The Creation of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

Section 2.02. Creation of Shares in cash. The issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the rules of this Section 2.02 and those of Section 2.01:

a. Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Purchase Order with the Administrator no later than the Order Cutoff Time on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Cash Order Date such next Business Day.

b. For purposes of Section 2.01a. above, a Purchase Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Administrator’s Creation and Redemption Line and has received an Order Number from the Administrator for insertion in the Purchase Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services [(https://inform.bnymellon.com)]

in either case informing the Administrator that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a properly completed, irrevocable Purchase Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

c. The Administrator shall provide a written summary to the Sponsor of all accepted Purchase Orders for such Order Date no later than 5:30 p.m. (New York time).

d. As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than [1:30 p.m.] (New York time) on the next business day of such Purchase Order, the Administrator shall send to the Authorized Participant, via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Administrator. Prior to the transmission of the Administrator’s acceptance as specified above, a Purchase Order for a cash creation will only represent the Authorized Participant’s unilateral offer to deposit U.S. dollars with the Administrator, for conversion into bitcoins in an amount equal to the Basket Bitcoin Amount applicable to such Purchase Order pursuant to the procedures set forth in Section 2.02e and to subsequently deposit such bitcoins with the Trust in exchange for Baskets and will have no binding effect upon the Trust, the Administrator or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the creation and purchase of Baskets and the deposit of bitcoins, in each case pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Administrator shall send to the Authorized Participant, via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 1:30 p.m. (New York time) on the Cash Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 1:30 p.m. (New York time) on the Cash Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized Participant may submit a corrected Purchase Order within the time period specified in Section 1.09 of the Standard Terms, currently not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

e. Each Purchase Order shall require the Authorized Participant to deposit the Cash Collateral Amount for such Purchase Order into the Administrator’s Cash Account no later than [5:00 p.m.] (New York time) on the Business Day the Purchase Order is received. Promptly upon the Administrator’s receipt of the Cash Collateral Amount in respect of a Purchase Order, the Liquidity Provider (a) shall make arrangements to purchase, and shall purchase, for U.S. dollars at the Actual Exchange Rate, bitcoins in an amount equal to the product of (x) the Basket Bitcoin Amount applicable to such Purchase Order and (y) the number of Baskets to which such Purchase Order relates and (b) shall deposit in the Trust’s Bitcoin Account, on behalf of the Authorized Participant, the bitcoins so purchased. The Administrator shall promptly reimburse the Liquidity Provider for the documented payment of, or at the option of the Liquidity Provider, deliver to the seller(s) of such bitcoins, the purchase price for any bitcoins purchased pursuant to this Section 2.02e. Should the price of the required number of bitcoins at Actual Exchange Rate for such Purchase Order exceed Cash Collateral Amount for such Purchase Order, upon the written request of the Administrator, the Authorized Participant promptly shall deposit an amount in U.S. dollars equal to such excess.

f. Each Purchase Order shall settle on the first Business Day following the Cash Order Date. The Basket Bitcoin Amount corresponding to each Basket must be deposited in the Trust’s Bitcoin Account no later than [3:00 p.m.] (New York time) on the first Business Day following the Order Date by the Liquidity Provider. The Authorized Participant shall bear all risk of any loss until the bitcoins are credited to the Trust’s Bitcoin Account.

g. The Custodian shall advise the Administrator [in writing] of the deposits made to the Trust’s Bitcoin Account in connection with each Purchase Order. Upon receipt of such advice, the Administrator shall determine whether a deposit of bitcoins required to be made pursuant to Section 2.02e. has not been noted as deposited in the Trust’s Bitcoin Account. In such event, the Administrator shall, by the Administrator’s close of business on the first Business Day following the Cash Order Date, (i) send to the Custodian, via electronic mail message, a request that the Custodian confirm that the Custodian did not receive the anticipated deposit of Bitcoins, and (ii) send to the Sponsor and Authorized Participant whose deposit was not received, via electronic mail message at the address specified by the Sponsor and Authorized Participant in the Purchase Order, a concurrent copy of such request.

h. On the first Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Administrator in its absolute discretion may agree with the Authorized Participant and Sponsor, the Administrator shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by [10:00 a.m.] (New York time) on the date such issuance and Delivery is to take place:

(i) the Custodian shall have reported [in writing] to the Administrator that the corresponding required amount of bitcoins have been deposited in the Trust’s Bitcoin Account in compliance with the provisions of Section 2.02e. above,

(ii) the Custodian shall have reported [in writing] to the Administrator that the corresponding required amount of bitcoins has been allocated to the Trust’s Bitcoin Account and the Custodian is holding that bitcoins for the account of the Trust, and

(iii) the Authorized Participant shall have paid or agreed to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares.

i. In all other cases, the Administrator shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (i), (ii) and (iii) of Section 2.02g. above shall have been met. In the event that, by [3:00 p.m.] (New York time) on the first Business Day following the Order Date of a Purchase Order, the Trust’s Bitcoin Account shall not have been credited with the required amount of bitcoins in compliance with the provisions of section 2.02e. above, the Administrator shall send to the Authorized Participant and the Custodian via [fax or] electronic mail message notice of such fact and the [Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Administrator shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the cancelled Order.]

j. The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Administrator, the Custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

k. Except as provided in Sections 2.02d., 2.02f., 2.02h. and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Basket Bitcoin Amount, and shall not incur any liability for the failure to give any such notification.

l. The Creation of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. In-Kind Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Baskets in compliance with the rules of this Section 3.01 or those of Section 3.02:

a. Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Administrator no later than the Order Cutoff Time on any Business

Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their In-Kind Order Date such next Business Day.

b. For purposes of Section 3.01a. above, a Redemption Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Administrator’s Creation and Redemption Line and has received an Order Number from the Administrator for insertion in the Redemption Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services [(http://inform.bnymellon.com)]

in either case informing the Administrator that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a duly completed, irrevocable Redemption Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such In-Kind Order Date no later than 5:30 p.m. (New York time).

c. Upon receipt of a properly completed Redemption Order, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the In-Kind Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Administrator and indicating the Basket Bitcoin Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed. Prior to the transmission of the Administrator’s acceptance as specified above, a Redemption Order will only represent the Authorized Participant’s unilateral offer to deposit Baskets in exchange for a Delivery of bitcoins and will have no binding effect upon the Trust or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Redemption Order will be a binding agreement among the Trust and the Authorized Participant for the redemption of Baskets and the Delivery of bitcoins pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the In-Kind Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the In-Kind Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized

Participant may submit a corrected Redemption Order within the time period specified in Section 1.09 of the Standard Terms, currently not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

d. The Administrator shall, by [9:30 a.m.] on the third Business Day following the In-Kind Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

(i) the Authorized Participant has Delivered by 9:00 a.m. on the third Business Day following the In-Kind Order Date to the Administrator’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Authorized Participant has paid or agreed to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares, as well as any expense associated with the Delivery of bitcoins [other than by credit to an account of the Authorized Participant maintained by the Custodian].

Provided that the Custodian has received written confirmation from the Administrator that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied, the Custodian shall, on the same Business Day, Deliver, as applicable to the specific Redemption Order, bitcoins in the amounts specified in the communication sent in compliance with Section 3.01c. above, to the account indicated by the redeeming Authorized Participant in its Redemption Order (which shall be an appropriate bitcoin account with the Custodian or another approved custodian). Having made such Delivery, the Custodian shall send [written confirmation] thereof to the Administrator who shall then cancel the Shares so redeemed. The Authorized Participant shall bear all risk of any loss from the time the bitcoins are transferred from the Trust Bitcoin Account to the bitcoin account of the Authorized Participant.

e. In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Administrator that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied.

f. The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making Delivery of bitcoins in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Administrator, the Custodian and similar extraordinary events beyond the Custodian’s and the Administrator’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

g. In the event that, by [9:00 a.m.] (New York time) on the third Business Day following the In-Kind Order Date of a Redemption Order, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Administrator shall send to the Authorized Participant and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have [two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Administrator (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the cancelled Order.]

h. The redemption of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

i. Except as provided in Section 3.02c., 3.02g. and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

Section 3.02. Cash Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Baskets in compliance with the rules of this Section 3.02 or those of Section 3.01:

a. Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Administrator no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Cash Order Date such next Business Day.

b. For purposes of Section 3.01a. above, a Redemption Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than the Order Cutoff:

(i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Administrator’s Creation and Redemption Line and has received an Order Number from the Administrator for insertion in the Redemption Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services [(http://inform.bnymellon.com)]

in either case informing the Administrator that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a duly completed, irrevocable Redemption Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such Order Date no later than 5:30 p.m. (New York time).

c. Upon receipt of a properly completed Redemption Order, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than [1:30 p.m.] (New York time) on the Cash Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Administrator and indicating the Basket Bitcoin Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed. Prior to the transmission of the Administrator’s acceptance as specified above, a Redemption Order will only represent the Authorized Participant’s unilateral offer to deposit Baskets in exchange for a Delivery by the Administrator of U.S. dollars derived from the sale of the corresponding Basket Bitcoin Amounts pursuant to the provisions of Section 3.02d and will have no binding effect upon the Trust, the Administrator or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Redemption Order will be a binding agreement among (i) the Trust and the Authorized Participant for the redemption of Baskets and the Delivery of the corresponding Basket Bitcoin Amounts and (ii) the Administrator, the Liquidity Provider and the Authorized Participant for the sale of such Basket Bitcoin Amounts for U.S. Dollars and delivery of the proceeds from such sale to the Authorized Participant, in each case, pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than [1:30 p.m.] (New York time) on the Cash Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the Cash Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized Participant may submit a corrected Redemption Order within the time period specified in Section 1.09 of the Standard Terms, currently not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

d. The Administrator shall, by 9:30 a.m. on the third Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

(i) the Authorized Participant has Delivered by 9:00 a.m. on the third Business Day following the Cash Order Date to the Administrator’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Authorized Participant has paid or agreed to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares, as well as any expense associated with the Delivery of bitcoins [other than by credit to an account of the Authorized Participant maintained by the Custodian].

Provided that the Custodian has received written confirmation from the Administrator that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied, the Custodian shall, on the same Business Day, Deliver, as applicable to the specific Redemption Order, bitcoins to an account designated by the Administrator in the amounts specified in the communication sent in compliance with Section 3.01c. above. Having made such Delivery, the Custodian shall send [written confirmation] thereof to the Administrator who shall then cancel the Shares so redeemed. The Authorized Participant shall bear all risk of any loss from the time the bitcoins are transferred from the Trust Bitcoin Account to the bitcoin account of the Administrator. Promptly upon the Administrator’s receipt of the Basket Bitcoin Amounts in respect of a Redemption Order, and in no event later than [ ] on the Business Day [following] the Administrator’s receipt of such Basket Bitcoin Amounts, the Liquidity Provider (a) shall make arrangements to sell, and shall sell, for U.S. dollars at the Actual Exchange Rate, such Basket Bitcoin Amounts and (b) shall deposit with the Administrator the proceeds from such sale. The Administrator shall promptly Deliver to the redeeming Authorized Participant all such proceeds in respect of a Redemption Order to the account indicated by such Authorized Participant in its Redemption Order.

e. In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Administrator that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied.

f. The foregoing provisions notwithstanding, neither the Administrator, the Liquidity Provider nor the Custodian shall be liable for any failure or delay in making Delivery of bitcoins in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Sponsor, the Administrator, the Liquidity Provider and the Custodian and similar extraordinary events beyond the reasonable control of the Trust, the Sponsor, the Administrator, the Liquidity Provider and the Custodian. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

g. In the event that, by [9:00 a.m.] (New York time) on the third Business Day following the Cash Order Date of a Redemption Order, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Administrator shall send to the Authorized Participant and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have [two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Administrator (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the cancelled Order.]

h. The redemption of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

i. Except as provided in Section 3.02c., 3.02g. and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the Sponsor, Administrator and Liquidity Provider have executed these Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Administrator

By:
Name:
Title:

GRAYSCALE INVESTMENTS LLC, in its capacity as Sponsor

By:
Name:
Title:

GENESIS GLOBAL TRADING, INC., in its capacity as Liquidity Provider

By:
Name:
Title:

ANNEX I TO CREATION AND REDEMPTION PROCEDURES

THE BANK OF NEW YORK MELLON,

CREATION/REDEMPTION ORDER FORM

[To come.]

ANNEX II TO CREATION AND REDEMPTION PROCEDURES

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex II shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule I of the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex II and Section 2.01 and 2.02 of the Authorized Participant Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex II shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon a duly executed authorization letter, in a form satisfactory to The Bank of New York Mellon, identifying those authorized persons who will access the System (the “Authorized Persons”). Authorized Participant shall notify The Bank of New York Mellon in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give The Bank of New York Mellon a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Authorized Participant Agreement. Upon termination of the Authorized Participant Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. The Bank of New York Mellon grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with The Bank of New York Mellon in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that The Bank of New York Mellon and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by The Bank of New York Mellon or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without The Bank of New York

Mellon’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon The Bank of New York Mellon’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of The Bank of New York Mellon. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce The Bank of New York Mellon’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE BANK OF NEW YORK MELLON AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Authorized Participant Agreement for any reason, Authorized Participant shall return to The Bank of New York Mellon all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of The Bank of New York Mellon. The Bank of New York Mellon shall be entitled to rely on the information received by it from the Authorized Participant and The Bank of New York Mellon may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. The Bank of New York Mellon shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of The Bank of New York Mellon’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE BANK OF NEW YORK MELLON OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY

AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE BANK OF NEW YORK MELLON OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE BANK OF NEW YORK MELLON OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. The Bank of New York Mellon reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex II.

7. The Bank of New York Mellon shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment The Bank of New York Mellon shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by The Bank of New York Mellon. The Bank of New York Mellon may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by The Bank of New York Mellon in sufficient time for The Bank of New York Mellon to act upon, or in accordance with, such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that The Bank of New York Mellon may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

SCHEDULE 2

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

ARTICLE I ORDERS FOR PURCHASE AND REDEMPTION
Section 1.01. Authorization to Purchase and Redeem Baskets
Section 1.02. Procedures for Orders
Section 1.03. Consent to Recording
Section 1.04. Irrevocability
Section 1.05. Costs and Expenses
Section 1.06. Delivery of Property to the Trust
Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption
Section 1.08. Certain Payments or Distributions
Section 1.09. Ambiguous Instructions

ARTICLE II AUTHORIZED REPRESENTATIVES
Section 2.01. Certification
Section 2.02. PIN Numbers
Section 2.03. Termination of Authority
Section 2.04. Verification

ARTICLE III STATUS OF THE AUTHORIZED PARTICIPANT
Section 3.01. Clearing Status
Section 3.02. Broker-Dealer Status
Section 3.03. Foreign Status
Section 3.04. Compliance with Certain Laws
Section 3.05. Authorized Participant Status

ARTICLE IV ROLE OF AUTHORIZED PARTICIPANT
Section 4.01. No Agency
Section 4.02. Rights and Obligations of DTC Participant
Section 4.03. Beneficial Owner Communications
Section 4.04. Authorized Participant Customer Information

ARTICLE V MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES
Section 5.01. Authorized Participant’s Representation
Section 5.02. Prospectus

ARTICLE VI INDEMNIFICATION; LIMITATION OF LIABILITY
Section 6.01. Indemnification

ARTICLE VII MISCELLANEOUS
Section 7.01. Commencement of Trading

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) agreed to as of [                    ] by and between (i) [AUTHORIZED PARTICIPANT], a [company] organized under the laws of [JURISDICTION OF AP] (the “Authorized Participant”), (ii) The Bank of New York Mellon, a New York banking corporation, as Administrator for the Bitcoin Investment Trust (the “Administrator”), and (iii) Grayscale Investments LLC, a Delaware limited liability company, as sponsor for the Bitcoin Investment Trust (the “Sponsor”).

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and tender for redemption Baskets in compliance with the provisions of the Trust Agreement, the Procedures and these Standard Terms.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement, the Procedures and these Standard Terms to the extent applicable to it.

Section 1.03. Consent to Recording. The phone lines used by the Administrator, the Custodian, the Sponsor and/or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties. In the event that the Administrator, the Custodian, the Sponsor or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule, law or order, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the recorded conversation. The Administrator, the Sponsor or any of their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except that the Administrator and the Sponsor may disclose to any regulatory or self-regulatory organization, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 1.04. Irrevocability. The Authorized Participant agrees that delivery to the Administrator of an Order shall be irrevocable; provided that the Administrator will reject any Order that is not properly completed. In the event that the purchase or redemption of Baskets is suspended by the Administrator or the Sponsor and such suspension affects any Order submitted by the Authorized Participant, the Administrator or Sponsor, as applicable, will promptly notify the Authorized Participant of such suspension. In such case, the Sponsor agrees to undertake commercially reasonable efforts to accommodate any request by the Authorized Participant to cancel a previously placed Order, but the Sponsor shall have no liability for the Trust’s inability to accommodate such a request.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for the expenses and costs incurred by the Trust that can be directly attributable to Orders submitted by the Authorized Participant other than ordinary course expenses and costs which are reimbursed through payment of the fee contemplated in Section 2.02(g) of the Procedures. The Administrator or the Sponsor shall provide the Authorized Participant with reasonably detailed information relating to such expenses and costs upon request by the Authorized Participant.

Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption. The Authorized Participant understands and agrees that in the event Deposit Property is not transferred to the Trust by the time specified for the Purchase Order, or Shares are not delivered to the Administrator by the time specified for the Redemption Order and, in each such case, in compliance with the Trust Agreement, the Procedures and these Standard Terms, the Purchase Order or Redemption Order may be cancelled by the Administrator and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the cancelled Order. The Authorized Participant will not, however, be responsible for damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to cancelled Orders to the extent the failure to transfer Deposit Property to the Trust is due to the gross negligence, bad faith or reckless or willful misconduct of the Administrator, the Sponsor, the Liquidity Provider or the Custodian. The foregoing provisions notwithstanding, the Authorized Participant shall not be liable for any failure or delay in making Delivery of bitcoins in respect of a Purchase Order or for any failure or delay in surrendering Shares for redemption arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, or similar extraordinary events beyond the Authorized Participant’s control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order or Redemption Order will be extended for a period equal to that during which the inability to perform continues. Upon the deposit of any bitcoins, the Authorized Participant as Depositor represents and warrants that (i) the Authorized Participant is duly authorized to make such deposit of bitcoins and (ii) at the time of Delivery, the bitcoins are free and clear of any lien, pledge, encumbrance, right, charge or claim.

Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption. The Authorized Participant represents and warrants to the Administrator and the Sponsor that

a. in connection with each Purchase Order, the Authorized Participant will have the right and authority to transfer to the Trust the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

b. in connection with a Redemption Order, the Authorized Participant will have the right and authority to surrender to the Administrator for redemption the corresponding Shares, and upon such surrender the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which, under such circumstances, would preclude the delivery of such Shares to the Administrator on the third Business Day following the date of the Redemption Order.

Section 1.08. Certain Payments or Distributions.

a. With respect to any Purchase Order, the Administrator acknowledges and agrees to return to the Authorized Participant, for its own benefit or for the benefit of any Authorized Participant Client for which it is acting, any payment, distribution or other amount paid to the Trust in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Authorized Participant or any Authorized Participant Client. Likewise, the Authorized Participant acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to the Authorized Participant or any Authorized Participant Client in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Trust.

b. With respect to any Redemption Order, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to it or an Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Administrator is entitled to reduce the amount of any property due to the Authorized Participant or any Authorized Participant Client by an amount equal to any payment, distribution or other sum to be paid to the Authorized Participant or to the Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should be paid to the Trust. If, however, the Administrator so reduces an amount of any property appropriately due to the Authorized Participant, the Authorized Participant shall not be required to return to the Trust payments, distributions or other amounts equal to such reduction that has been paid to the Authorized Participant or the Authorized Participant Client as is contemplated in the first sentence of this Section 1.08(b). Likewise, the Administrator acknowledges and agrees to return to the Authorized Participant, for its benefit or for the benefit of any Authorized Participant Client for which it is acting, any payment, distribution or other amount paid to it in respect of any Shares transferred to the Trust that, based on the valuation of such Shares at the time of transfer, should have been paid to the Authorized Participant or such Authorized Participant Client.

Section 1.09. Ambiguous Instructions. In the event that a Purchase Order or Redemption Order contains terms that differ from the information provided in the related telephone call or email transmission, the Administrator will attempt to contact the Authorized Participant to request confirmation of the terms of the order at the telephone number indicated in the Purchase Order or Redemption Order. If an Authorized Representative (as defined below) confirms the terms as they appear in the Purchase Order or Redemption Order, then the order will be accepted and processed. If an Authorized Representative contradicts the terms of the Purchase Order or Redemption Order, the order will be deemed invalid, and a corrected Purchase Order or Redemption Order must be received by the Administrator not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Representative or (ii) thirty (30) minutes after the Order Cutoff Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Purchase Order or Redemption Order pursuant to this paragraph, a Purchase Order or Redemption Order that is otherwise in proper form shall be deemed submitted at the time of its initial submission for purposes of determining when orders are deemed “received.” If the Administrator is not able to contact an Authorized Representative, then the Purchase Order or Redemption Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Purchase Order or Redemption Order contains terms that are illegible, the submission will be deemed invalid and the Administrator will attempt to contact the Authorized Participant to request retransmission. A corrected Purchase Order or Redemption Order must be received by the Administrator, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, the Authorized Participant shall deliver to the Administrator a certificate in a form as attached at Schedule 2-A to the Authorized Participant Agreement (an “Authorized Representative Certificate”) signed by the Authorized Participant’s Secretary or other duly authorized person setting forth the names, signatures, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by the Administrator as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Administrator of a superseding Authorized Representative Certificate, or (ii) termination of the Authorized Participant Agreement. After such Authorized Representative Certificate is accepted by the Administrator, the Authorized Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Administrator an addendum to the certificate described above in a form as attached at Schedule 2-B to the Authorized Participant Agreement.

Section 2.02. PIN Numbers. The Administrator shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Administrator pursuant to Section 2.03 hereof, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Except as otherwise provided in these Standard Terms, the Authorized Participant agrees that neither the Trust or the Administrator shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time when the Authorized Participant provides notice to the Administrator of the termination or revocation of authority pursuant to Section 2.03 and the Administrator has de-activated the PIN Number as provided for in Section 2.03 hereof.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant or the revocation of a PIN Number by the Authorized Participant, the Authorized Participant shall (i) give, as promptly as practicable under the circumstances, written notice of such fact to the Administrator and such notice shall be effective upon receipt by the Administrator; and (ii) request a new PIN Number. The Administrator shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Administrator.

Section 2.04. Verification. The Administrator may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Administrator has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN Number prior to the placement of such instructions. The Administrator shall have no duty to verify that an Order is being placed by an Authorized Representative that uses a valid PIN Number. The Authorized Participant agrees that the Administrator shall not be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless such person uses a PIN Number which the Authorized Participant had previously revoked in accordance with Section 2.03 hereof.

ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Administrator.

Section 3.02. Broker-Dealer Status. The Authorized Participant represents and warrants that it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, and (iii) a member in good standing with FINRA. The Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in, and activities with respect to, Shares, and with the FINRA By-Laws and the FINRA Conduct Rules to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold. The Authorized Participant shall be solely responsible for determining the application of any such laws or regulations in all cases at its own expense.

Section 3.03. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

Section 3.04. Compliance with Certain Laws. If the Authorized Participant is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “U.S.A. PATRIOT Act”), the Authorized Participant has policies and procedures reasonably designed to comply with the anti-money laundering and related provisions of the U.S.A. PATRIOT Act, and the operations of the Authorized Participant are and have been conducted in compliance with the U.S.A. PATRIOT Act.

Section 3.05. Authorized Participant Status. The Authorized Participant understands and acknowledges that the method by which Baskets will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the Securities Act, may occur. The Authorized Participant understands and acknowledges that some activities on its part, depending on the facts, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. No Agency. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will have no authority to act as agent for the Trust or the Administrator in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Administrator, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) the disclosure of which to third parties is in violation of any applicable law or regulation or is otherwise prohibited, or (ii) is confidential or proprietary in nature.

Section 4.02. Rights and Obligations of DTC Participant. The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees (i) subject to any limitations arising under federal or state securities laws relating to privacy, or other obligations it may have to its customers, to assist the Administrator or the Sponsor in determining certain information regarding sales of Shares made by or through the Authorized Participant (including, without limitation, the ownership level of each beneficial owner relating to positions in Shares that the Authorized Participant may hold as record holder) upon the request of the Administrator or the Sponsor that is necessary for the Administrator or Sponsor to comply with their obligations to distribute information to beneficial owners of Shares under applicable state or federal securities laws and (ii) to forward to such beneficial owners written materials and communications received, directly or indirectly, from the Sponsor or the Administrator in sufficient quantities to allow mailing thereof to such beneficial owners, including, without limitation, notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Administrator to such beneficial owners pursuant to applicable law or regulation or otherwise, or that the Sponsor or the Administrator reasonably wishes to distribute to such beneficial owners, in each case at the expense of the Sponsor and/or the Trust.

Section 4.04. Authorized Participant Customer Information. The Sponsor and the Administrator agree that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, or the Administrator, or any of their respective affiliates, shall use such names, addresses or other information for any purpose except in connection with the performance of their duties and responsibilities under the Authorized Participant Agreement, the Procedures, the Standard Terms, the Trust Agreement and the applicable Prospectus and except for servicing and informational mailings related to the Trust referred to in Section 4.03 above.

ARTICLE V

MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES

Section 5.01. Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will not make, or permit any of its representatives to make on its behalf, any representations concerning Shares, the Trust or the Sponsor other than those not inconsistent with the Trust’s then current Prospectus or any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, the Trust or the Sponsor (excluding, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials not inconsistent with the Trust’s then-current Prospectus and in accordance with applicable laws and regulations, and any materials prepared and used for the Authorized Participant’s internal use only or brokerage communications prepared by the Authorized Participant in the normal course of its business), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Authorized Participant and its Affiliates and representatives may, without the approval of the Sponsor, prepare and circulate in the regular course of their respective businesses, research, reports, marketing materials, sales literature or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such reports, research, marketing materials, sales literature or other similar materials comply with applicable FINRA rules and (ii) for internal use by the Authorized Participant and its Affiliates and representatives.

Section 5.02. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then-current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will, as promptly as practicable under the circumstances, notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification. The provisions of this Section 6.01 shall survive termination of the Authorized Participant Agreement.

a. The Authorized Participant shall indemnify and hold harmless the Sponsor, in its capacity as sponsor of the Trust, the Administrator, the Liquidity Provider, the Trust and their respective Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of the Trust Agreement, the Authorized Participant Agreement, the Procedures, these Standard Terms and the relevant Prospectus (together, the “Trust Documents”) that relates to the Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Trust Documents applicable to it; (iii) any failure by the Authorized Participant to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Trust Documents; or (iv) actions of such AP Indemnified Party pursuant to any instructions issued in accordance with the Trust Documents reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Administrator in accordance with the terms of Section [2.03] hereto. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP

Indemnified Parties in the suit and who shall not, except with consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

b. The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision in all material respects of the Authorized Participant Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any of its obligations in all material respects set forth in the Authorized Participant Agreement applicable to it; (iii) any failure on the part of the Sponsor to comply in all material respects with applicable laws, including, without limitation, rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; or (iv) actions of such Sponsor Indemnified Party pursuant to any instructions issued or representations made in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, the Trust Agreement or these Standard Terms reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Parties in the suit and who shall not, except with the consent of the Sponsor Indemnified Parties, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

c. No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

d. The Authorized Participant shall not be liable to any AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Administrator or any AP Indemnified Party.

e. The indemnification provided for in Section 6.01(a) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an AP Indemnified Party. The indemnification provided for in Section 6.01(b) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Sponsor Indemnified Party.

f. The indemnity agreements contained in this Section 6.01 shall remain in full force and effect and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceeding against it and against any of their officers or directors in connection with the issuance and sale of the Shares or in connection with the registration statement or the relevant Prospectus.

ARTICLE VII

LIABILITY PROVISIONS

a. No Special Damages. In no event shall any party to these Standard Terms be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

b. Force Majeure. No party to these Standard Terms shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

c. Reliance on Instructions. The Administrator may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under these Standard Terms and upon any written or oral instruction, notice, request, direction or consent reasonably believed by it to be genuine.

d. Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Administrator shall not be liable for any error of judgment made in good faith unless in exercising such, it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. The Administrator shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own bad faith, gross negligence or willful misconduct.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Commencement of Trading. The Authorized Participant may not submit an Order prior to the effectiveness of the registration statement, or amendment to the registration statement, filed with the Securities and Exchange Commission.

Section 8.02. Defined Terms. All capitalized terms used in these Standard Terms and not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement and the Procedures.

Section 8.03. Third Party Beneficiaries. The parties acknowledge and agree that the Trust shall be a third party beneficiary of the Authorized Participant Agreement, including, without limitation, as to Section 6.01(c) of these Standard Terms.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed these Standard Terms as of the date set forth above.

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
Date:

THE BANK OF NEW YORK MELLON, in its capacity as Administrator

By:
Name:
Title:
Date:

GRAYSCALE INVESTMENTS LLC, in its capacity as Sponsor

By:
Name:
Title:
Date:

SCHEDULE 2-A

AUTHORIZED REPRESENTATIVES OF THE AUTHORIZED PARTICIPANT

Certificate of Authorized Representatives of the Authorized Participant

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Representative”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement between [AUTHORIZED PARTICIPANT], The Bank of New York Mellon and Grasycale Investments LLC, dated [DATE] (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

The undersigned, [AP’S AUTHORIZED SIGNATORY], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date:

SCHEDULE D

ADDENDUM TO CERTIFICATE OF AUTHORIZED REPRESENTATIVES OF THE BITCOIN INVESTMENT TRUST

[On AP’s Firm Letterhead]

[DATE]

Attn:

The Bank of New York Mellon

2 Hanson Place — Floor 9th

Brooklyn, NY 11217

New York

Re:	Addendum to the Certificate of Authorized Representatives for [AUTHORIZED PARTICIPANT] under the Authorized Participant Agreement for the Bitcoin Investment Trust, sponsored by Grayscale Investments LLC, dated [DATE] (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, the following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Representatives of [AUTHORIZED PARTICIPANT] (the “AP”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement. This list of Authorized Representatives is an addendum and adds further Authorized Representatives to the AP’s most recently executed certificate (entitled “Certificate of Authorized Representatives of the Authorized Participant”).

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Please provide PIN numbers for such Authorized Persons who are not already established in the ETF Administrator’s system.

The undersigned, [AP’S AUTHORIZED SIGNATORY], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date: